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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national Bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Cameron International Corporation
(Exact name of obligor as specified in its charter)

Delaware	76-0451843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas 775201
(713) 513-3336
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant's Principal Executive Offices)

debt securities

Item 1.    General Information. Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Treasury Department
      Washington, D.C.

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of San Francisco
      San Francisco, California 94120

    (b)
    Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee. Not applicable.

Item 16.    List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. ****
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

****
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.2 to the Form T-3A dated November 22, 2006 of Satelites Mexicanos S.A. de C.V. file number 022-28822.

1

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 12th day of June, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOHN C. STOHLMANN John C. Stohlmann Vice President

2

EXHIBIT 6

June 12, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOHN C. STOHLMANN John C. Stohlmann Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks

	Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,130
Interest-bearing balances		1737
Securities:
Held-to-maturity securities		0
Available-for-sale securities		71,525
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		15,459
Securities purchased under agreements to resell		808
Loans and lease financing receivables:
Loans and leases held for sale		22,172
Loans and leases, net of unearned income	296,289
LESS: Allowance for loan and lease losses	4,058
Loans and leases, net of unearned income and allowance		292,231
Trading Assets		8,299
Premises and fixed assets (including capitalized leases)		4,268
Other real estate owned		981
Investments in unconsolidated subsidiaries and associated companies		448
Intangible assets
Goodwill		10,521
Other intangible assets		16,116
Other assets		29,191

Total assets		$486,886

LIABILITIES
Deposits:
In domestic offices		$286,525
Noninterest-bearing	72,696
Interest-bearing	213,829
In foreign offices, Edge and Agreement subsidiaries, and IBFs		68,490
Noninterest-bearing	4
Interest-bearing	68,486
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,611
Securities sold under agreements to repurchase		6,371
Trading liabilities		5,025
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		36,217
Subordinated notes and debentures		10,865
Other liabilities		20,317

Total liabilities		$443,421

Minority interest in consolidated subsidiaries	153
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	27,134
Retained earnings	14,988
Accumulated other comprehensive income	670
Other equity capital components	0

Total equity capital	43,312

Total liabilities, minority interest, and equity capital	$865,866

        I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

        We, the undersigned directors, attest to the correctness of the Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf                Directors
Carrie Tolstedt

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Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business March 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks